As filed with the Securities and Exchange Commission on November 3, 2003
Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AUDIBLE, INC.
(Exact name of registrant as specified in its charter)

Delaware	22-3407945
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or organization)

65 Willowbrook Boulevard
Wayne, New Jersey	07470
(Address of principal executive offices)	(Zip code)

Audible, Inc.
1999 Stock Incentive Plan
(Full title of plan)

(Name, address and telephone number of agent for service)	(Copy to:)
Donald R. Katz	Nancy A. Spangler, Esq.
Chief Executive Officer	Piper Rudnick LLP
Audible, Inc.	1775 Wiehle Avenue
65 Willowbrook Boulevard	Suite 400
Wayne, NJ 07470	Reston, VA 20190-5159
(973) 837-2700	(703) 773-4000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount To be Registered	Proposed Maximum Offering Price Per Unit(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)

Common Stock, $0.01 par value	3,600,000 (1)(2)	$2.90	$10,440,000.00	$844.60

(1)   An aggregate of 12,600,000 shares of Common Stock may be offered or issued pursuant to the Audible, Inc. 1999 Stock Incentive Plan, 9,000,000 of which were previously registered on Form S-8 (File No. 333-91107), and 3,600,000 of which are registered on this Form S-8.

(2)   In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of Common Stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions pursuant to the Audible, Inc. 1999 Stock Incentive Plan.

(3)   Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h). The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of Audible, Inc. Common Stock as quoted on the Nasdaq OTC Bulletin Board Service on October 29, 2003 (i.e., $2.90). Pursuant to General Instruction E of Form S-8, the registration fee is calculated with respect to the additional securities registered on this Form S-8 only.

INCORPORATION OF DOCUMENTS BY REFERENCE

INFORMATION REQUIRED ON THE SECTION 10(a) PROSPECTUS

In accordance with General Instruction E to Form S-8, the contents of the Registration Statement filed by Audible, Inc. (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") on November 17, 1999 (File No. 333-91107) with respect to securities offered pursuant to the Company’s 1999 Stock Incentive Plan, are hereby incorporated by reference.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

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EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to the Company’s Registration Statement on Form S-1, as amended (File No. 333-76985)).
4.2
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended 12/31/01 (File No. 000-26529)).

4.3	Amended and Restated Bylaws of the Company (incorporated by reference to the Company’s Registration Statement on Form S-1, as amended (File No. 333-76985)).
4.4	Amendment No. 1 to the Audible, Inc. 1999 Stock Incentive Plan (filed herewith).
5.1	Opinion of Piper Rudnick LLP, counsel for the Registrant, regarding the legal validity of the shares of Common Stock being registered for issuance under the Audible, Inc. 1999 Stock Incentive Plan.
23.1	Consent of Counsel (contained in Exhibit 5.1).
23.2	Consent of Independent Auditors (filed herewith).
24.1	Power of Attorney (filed herewith).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Form S-8 Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, State of New Jersey, on the 27th day of October, 2003.

AUDIBLE, INC.

By:	/s/ Donald R. Katz

Donald R. Katz
Chief Executive Officer and
Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Donald R. Katz Donald R. Katz	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	October 27, 2003

/s/ Andrew P. Kaplan Andrew P. Kaplan	Chief Financial Officer and Executive Vice President (Principal Financial and Accounting Officer)	October 27, 2003

A majority of the Board of Directors (Donald R. Katz, Gary L. Ginsberg, Winthrop Knowlton, Johannes Mohn, Richard Sarnoff, Andrew P. Kaplan, Oren Zeev and Alan Patricof).

Date: October 27, 2003	By:	/s/ Donald R. Katz

Donald R. Katz Attorney-In-Fact

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EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to the Company’s Registration Statement on Form S-1, as amended (File No. 333-76985)).
4.2
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended 12/31/01 (File No. 000-26529)).

4.3	Amended and Restated Bylaws of the Company (incorporated by reference to the Company’s Registration Statement on Form S-1, as amended (File No. 333-76985)).
4.4	Amendment No. 1 to the Audible, Inc. 1999 Stock Incentive Plan (filed herewith).
5.1
Opinion of Piper Rudnick LLP, counsel for the Registrant, regarding the legal validity of the shares of Common Stock being registered for issuance under the Audible, Inc. 1999 Stock Incentive Plan (filed herewith).

23.1	Consent of Counsel (contained in Exhibit 5.1).
23.2	Consent of Independent Auditors (filed herewith).
24.1	Power of Attorney (filed herewith).